SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 18, 2008

    SECURITY NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in this Charter)

Utah	0-9341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 South 360 West, Salt Lake City, Utah	84123
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

                       Does Not Apply
(Former name or former address, if changed since last report)

ITEM 8.01.  Other Events.

Completion of Acquisition of Southern Security Life Insurance Company.

On December 18, 2008, Security National Financial Corporation, through its wholly owned subsidiary, Security National Life Insurance Company (“Security National Life”), completed a stock purchase transaction with Southern Security Life Insurance Company, a Mississippi domiciled insurance company ("Southern Security"), and its shareholders to purchase all of the outstanding shares of common stock of Southern Security from its shareholders.  Under the terms of the transaction as set forth in the Stock Purchase Agreement among Security National Life, Southern Security and the shareholders of Southern Security, Security National Life paid to the shareholders of Southern Security purchase consideration equal to $1,352,139, representing the capital and surplus, interest maintenance reserve, and asset valuation reserve of Southern Security as of September 1, 2008, the date that Security National Life assumed administrative control over Southern Security, plus $1,500,000, representing the ceding commission that had been paid on August 29, 2008, plus $75,883, representing an allowance for the actual losses experienced by Southern Security in the second quarter ended June 30, 2008, less certain adjustments.  Thus, the total purchase price before adjustments was $2,928,022.

As of December 31, 2007, Southern Security had 24,323 policies in force and approximately 393 agents.  For the year ended December 31, 2007, Southern Security had revenues of $4,231,000 and a net loss of $496,000.  As of December 31, 2007, the statutory assets and the capital and surplus of Southern Security were $24,402,000 and $758,000, respectively.  As of June 30, 2008, the statutory assets and the capital and surplus of Southern Security were $24,780,000 and $713,000, respectively.

As adjustments to the purchase consideration, the shareholders of Southern Security deposited at closing $175,000 of the purchase consideration into an interest bearing escrow account as the deposit amount (the "Deposit Amount"). This Deposit Amount is to be held for a period of six months from the closing date ("the Holdback Period") and used to pay the amount of any adjustments required under the terms of the Stock Purchase Agreement. At the end of the Holdback Period, the escrow agent agrees to transfer the remaining amounts of the Deposit Amount, following the payment of any adjustments, into a real estate deposit account to be held and distributed in accordance with the items of the escrow agreement. The shareholders additionally deposited at closing $268,500 of the purchase consideration into an interest bearing escrow account as the real estate deposit amount (the "Real Estate Deposit Amount").  This Real Estate Deposit Amount represents about 50% of the total outstanding balance on a  loan that Southern Security had made to Wade Nowell Funeral Homes, Inc. in the form of a promissory note, which note is secured by a  funeral home property in Collins, Mississippi.  The Real Estate Deposit Amount will be increased by the amount of funds transferred from the Deposit Amount at the end of the Holdback Period.

The shareholders have granted to Security National Life a security interest in the Real Estate Deposit Amount to secure payment of the promissory note also secured by the funeral home in Collins, Mississippi.  Beginning on September 1, 2009, the escrow agent agrees to release to the shareholders on a pro rata basis an amount equal to the principal reduction of the promissory note that has occurred during the preceding August 1 through July 31 period, until such time as the Real Estate Deposit Amount (including funds transferred from the Deposit Amount) and any accrued interest, have been paid to the shareholders.  However, no payments will be made to the shareholders from the Real Estate Deposit Amount if the note is in default.  In the event there is a default in the payment of the note, Security National Life has the right to receive payment from the Real Estate Deposit Amount for the amount of such default or to foreclose on the note pursuant to the terms thereunder and to receive payment from the Real Estate Deposit Amount in an amount equal to the full amount of any losses and expenses incurred by Security National Life as a result of such default and enforcement of its rights pursuant thereto.  The shareholders have the right to refinance the existing debt on the note.

As further adjustments, Southern Security transferred its interest in a certain trust, known as the Nowell Legacy Trust, to the shareholders at closing and the purchase consideration to be paid to the shareholders was reduced by $316,026, the admitted value of the trust as reflected in the financial statements of Southern Security on September 1, 2008, the date that Security National Life assumed administrative control over Southern Security under the terms of the Stock Purchase Agreement.  Finally, the purchase consideration was reduced by $84,081 for payments that Security National Life made in behalf of the shareholders for legal and accounting fees and other expenses, and by $163,715 at the instruction of the shareholders to pay off a promissory note with Ray-Nowell Funeral Home, Inc., which was secured by funeral home properties in Senatobia, Mississippi.

The Stock Purchase Agreement further provides that Security National Life and Southern Security each agree to enter into a reinsurance agreement contemporaneous with the execution of such Stock Purchase Agreement.  Under the terms of this reinsurance agreement, Security National Life is required to reinsure all of the in force and future insurance liabilities of Southern Security.   Security National Life will also assume complete administrative control of all of the then current and future insurance related business operations of Southern Security at such time as Security National Life notifies Southern Security in writing that it is capable of assuming administrative control over such insurance related business operations, provided Security National Life assumes administrative control no later than September 1, 2008.

Administrative control over the insurance related operations of Southern Security is to include control over day–to-day business expenses, trade, debt, locations of business operations, employees, employee compensation, compensation to offices and directors, cash flow, deposits and bank accounts.  Upon assuming administrative control, Security National Life will be given access to the records, files and computer systems of Southern Security and will have the right to transfer or move such records, files and computer systems to other offices and locations in which Security National transacts business.  Security National Life notified Southern Security in writing that it would assume administrative control over the insurance related operations of Southern Security as of September 1, 2008.  On September 1, 2008, Security National Life assumed said administrative control over the insurance related operations of Southern Security.

On August 29, 2008, in furtherance of the requirements of the Stock Purchase Agreement, Security National Life and Southern Security entered into a reinsurance agreement (the “Reinsurance Agreement”) to reinsure the majority of the in force business of Southern Security, as reinsurer, to the extent permitted by the Mississippi Department of Insurance.  Pursuant to the terms of the Reinsurance Agreement, Security National Life paid a ceding commission to Southern Security in the amount of $1,500,000.

As a result of the Reinsurance Agreement, certain insurance business and operations of Southern Security was transferred to Security National Life, including all policies in force as of the administrative control date.  Any future business by Southern Security would be covered by this Reinsurance Agreement.  It is estimated that as of September 1, 2008, when Security National Life assumed administrative control over the insurance related business operations of Southern Security, Southern Security transferred approximately $23,600,000 in assets and liabilities to Wachovia Bank, N.A. of St. Louis, Missouri, as custodian for Security National Life pursuant to the Reinsurance Agreement and the Custodial Agreement among Southern Security, Security National Life, and Wachovia Bank N.A.  Following the completion of the stock purchase transaction, Southern Security will continue to sell and service life insurance, annuity products, and funeral plan insurance.

The shareholders further agree pursuant to the terms of the Stock Purchase Agreement that after the closing of the transaction they will not induce any policyholder to terminate any policy issued by Southern Security.  Moreover, the shareholders agree that all policyholder lists, insurance applications, policyholder information, knowledge of business operations and sales methods, and all other materials of Southern Security are the property of Southern Security and that such information and property may not be used by any of the shareholders without written approval by Security National Life.  The agreement expressly allows Russ Nowell, who is currently president of Southern Security, to engage in the insurance business, including to sell or solicit new policies on behalf of any competitor of Southern Security or Security National Life, including new policies to existing policyholders, provided that no replacement of inforce policies occurs and Mr. Nowell does not solicit existing policyholders of Southern Security concerning inforce policies or utilize information gained as an officer  of Southern Security to solicit existing policyholders regarding in force business.  In the event any shareholder breaches any of such covenants, Security National Life may obtain immediate injunctive relief prohibiting further breach of such obligations against the shareholder and such shareholder will be liable for liquidated damages in the amount of two year’s annual premium for all policies that are terminated as a result of such shareholder’s activities.

ITEM 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Stock Purchase Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, and the shareholders of Southern Security Life Insurance Company(1)

10.2
Reinsurance Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, and the shareholders of Southern Security Life Insurance Company, including the Custodial Agreement (2)

10.3
Escrow Agreement among Security National Life Insurance Company, Southern Security Life Insurance Company, the shareholders of Southern Security Life Insurance Company, and Mackey Price Thompson & Ostler as escrow agent.

_________________________

(1) Incorporated by reference from Report on Form 8-K, as filed on August 25, 2008.
(2) Incorporated by reference from Report on Form 8-K, as filed on September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: January 6, 2009	By:	/s/ Scott M. Quist
Scott M. Quist, President